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                                                                   Exhibit 4.1

                                XIRCOM, INC.

                        REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made as of October 1999, among Xircom, Inc., a California corporation ("Parent"), and the Company Shareholders listed on Exhibit A hereto, pursuant to that certain Agreement and Plan of Reorganization among Parent, Entrega Technologies, Inc., a California corporation (the "Company"), Xircom Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Michael Seedman, Eric Seedman and Joseph Seedman (each individually, a "Principal Shareholder" and
collectively, the "Principal Shareholders"), dated October    ,1999 (the
"Reorganization Agreement").

     1.   Definitions. As used in this Agreement:

          (a) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (b) "Material Event" means the happening of any event during the period that the registration statement described in Section 2 hereof is required to be effective as a result of which, in the reasonable judgment of the Board of Directors of Parent, such registration statement or the related prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) "Registrable Securities" means the Parent Common Stock issued to the Company Shareholders pursuant to Section 1.6 of the Reorganization Agreement (excluding shares of Parent Common Stock deposited with the Escrow Agent pursuant to Section 7.2 of the Reorganization Agreement).

          (d)  "SEC" means the Securities and Exchange Commission.

          (e)  "Securities Act" means the Securities Act of 1933, as amended.

     Capitalized terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

     2. Registration. Parent shall use its reasonable best efforts to cause the Registrable Securities issued to the Company Shareholders to be registered under the Securities Act, so as to permit the resale thereof, and in connection therewith shall prepare and file with the SEC and shall use its reasonable best efforts to cause to become effective a Form S-3 covering the Registrable Securities no later than the date of Parent's publication of financial results of 30 days of combined operations of Parent and the Company; provided, however, that each Company Shareholder shall furnish to Parent such information and materials relating to such Company Shareholder, as Parent
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may reasonably request, such provision of information to be a condition precedent to the obligations of Parent to have the applicable registration statement declared effective pursuant to this Agreement. The offerings made pursuant to such registrations shall not be underwritten. Notwithstanding the foregoing, Parent shall not be required to cause the Registrable Securities owned by a Company Shareholder to be registered if all of its Registrable Securities may be sold in a single three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

     3.   Postponement of Registration.

          (a) Registration. Notwithstanding Section 2 above, Parent shall be entitled to postpone the declaration of effectiveness of any Form S-3 prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of 60 calendar days, if the Board of Directors of Parent, acting in good faith, determines that there exists material non-public information about the Company and notifies each Company Shareholder in writing of such determination.

          (b) Material Event. The Company Shareholders agree that, upon receipt of any notice from Parent of the happening of a Material Event, the Company Shareholders will forthwith discontinue disposition of the Registrable Securities pursuant to any Form S-3 described in Section 2 until the Company Shareholders' receipt of copies of supplemented or amended prospectuses prepared by Parent (which Parent will use its reasonable best efforts to prepare and file promptly), and, if so directed by Parent, the Company Shareholders will deliver to Parent all copies in their possession, other than permanent file copies then in the Company Shareholders' possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice. In no event shall Parent delay causing to be effective pursuant to clause (a) or (b) of this section, or both, any Form S-3 or a supplement or post-effective amendment to any Form S-3 or the related prospectus, for more than 60 consecutive days or 90 days during any 365 consecutive calendar day period.

     4. Obligations of Parent. Except as set forth in Sections 2 and 3, Parent shall (i) prepare and file with the SEC a Form S-3 in accordance with
Section 2 hereof with respect to the shares of Registrable Securities and shall use reasonable best efforts to cause such Form S-3 to become effective as provided in Section 2 and to keep such Form S-3 continuously effective until the earlier to occur of (A) the sale of all of the Registrable
Securities so registered or (B) October   , 2000; (ii) furnish to each Company
Shareholder such number of copies of the Form S-3 and any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) and all documents incorporated by reference, as such Company Shareholder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause such Form S-3 to remain effective; (iii) use its reasonable best efforts to register or qualify the shares of the Registrable Securities covered by such Form S-3 under the securities or blue sky laws of such jurisdictions as each Company Shareholder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be reasonably necessary or advisable to enable the Company Shareholders to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; (iv) use its reasonable best efforts to provide a CUSIP number for the Registrable Securities not later

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than the effective date of the registration; (v) use its reasonable efforts to comply with all applicable rules and regulation of the SEC; (vi) cause all such Registrable Securities to be listed on each securities exchange or National Association of Securities Dealers, Inc. Automated Quotation System on which similar securities issued by Parent are then listed; (vii) notify the Company Shareholders upon the happening of any event as a result of which the prospectus included in such Form S-3, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (viii) so long as the Form S-3 remains effective, promptly prepare, file and furnish to the Company Shareholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ix) notify the Company Shareholders promptly after it shall receive notice thereof; of the date and time any Form S-3 and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Form S-3 has been filed; (x) advise the Company Shareholders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of any Form S-3 or the initiation or threatening of any proceeding for that purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and (xi) deliver unlegended securities for delivery in connection with closing an offering of any registered securities pursuant to a registration effected pursuant to this Agreement.

     5. Expenses. Parent shall pay the expenses incurred by it in connection with any registration of Registrable Securities pursuant to this Agreement including all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, messenger and delivery expenses, listing fees and the reasonable fees and disbursements of Parent's outside counsel and independent accountants. The Company Shareholders shall be responsible for all commissions and transfer taxes, as well as any other expenses incurred by the Company Shareholders.

     6. Indemnification. In the event of any offering registered pursuant to this Agreement:

          (a) Parent will indemnify and reimburse each Company Shareholder and its advisors, agents and representatives to the fullest extent permitted by law, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of related to, resulting from or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, or any amendment or supplement thereto, or preliminary prospectus related thereto, incident to any registration effected pursuant to this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to Parent in connection with any such registration, and will reimburse such Company Shareholder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in

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any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in strict conformity with written information furnished to Parent by such Company Shareholder and stated to be specifically for use therein or (ii) if a copy of the final prospectus relating to any registration statement (as then amended or supplemented if Parent shall have furnished to such Company Shareholder a sufficient number of copies of any amendments or supplements thereto) (the "Final Prospectus") was not sent or given by or on behalf of such Company Shareholder to a purchaser of the Company Shareholder's Registrable Securities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such purchaser, and if the final prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. The reimbursements required by this Section 6(a) will be made by periodic payments during the course of the investigation or defense as and when bills are received or expenses incurred.

          (b) Such Company Shareholder will severally and not jointly indemnify Parent to the fullest extent permitted by law, each of its directors and officers, each person who controls Parent within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of; related to, resulting from or based on any untrue statement (or alleged untrue statement) or a material fact contained in any registration statement, or any amendment or supplement thereto, or preliminary prospectus related thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is contained in any written information furnished to Parent by an instrument duly executed by such Company Shareholder and stated to be specifically for use therein and will reimburse Parent, the remaining Company Shareholders, such directors, officers, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in strict conformity with written information furnished to Parent by an instrument duly executed by such Company Shareholder and stated to be specifically for use therein; provided, that the liability of each such Company Shareholder will be
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in proportion to, and provided further that such liability will be limited to,
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the net amount received by such Company Shareholder from the sale of Registrable
Securities pursuant to such registration statement; provided, however, that such
                                                    --------  -------
Company Shareholder shall not be liable in any such case to the extent that, prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such Company Shareholder has furnished in writing to Parent information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to Parent.

          (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any

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litigation resulting therefrom, and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the written consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement without its consent. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party, a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

          (d)  The obligations of Parent and the Company Shareholders under this
Section 6 shall survive the completion of any offering of stock in a registration statement under this Agreement. The indemnification provided for under this Agreement shall be in addition to any liability which any party may otherwise have to any other party and shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director, or controlling person of such Indemnified Party.

     7. Non-Assignment of Registration Rights. The rights to cause Parent to register Registrable Securities pursuant to this Agreement may not be assigned by the Company Shareholders to any person or entity; provided, however, that upon the death of any Company Shareholder, the rights to cause Parent to register Registrable Securities pursuant to this Agreement shall inure to such Company Shareholder's devisee, legatee or other designee; and provided, further, that a Company Shareholder that is a corporation may assign the rights to cause Parent to register Registrable Securities pursuant to this Agreement to any wholly owned subsidiary of such Company Shareholder.

     8. Amendment of Registration Rights. This Agreement may be amended by the holders of a majority of the Registrable Securities then held by all Company Shareholders and Parent at any time by execution of an instrument in writing signed on behalf of each of the parties.

     9. Termination. The registration rights set forth in this Agreement shall terminate as to any Company Shareholder at the earlier to occur of (A) the sale of all of such Company Shareholder's Registrable Securities so registered or (B)
October   , 2000.

     10. Grant of Additional Registration Rights. The Company Shareholders acknowledge that Parent may acquire other companies and in the course of such acquisitions may grant the equity owners thereof registration rights with respect to their shares of Parent on terms which would be negotiated at such time and may be materially different than the terms of this Agreement.

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     11.  Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, postage prepaid, addressed (a) if to the Company Shareholders, at the Company Shareholders' addresses as set forth in the securities register of Merger Sub or Parent as the case may be or
(b) if to Parent at 2300 Corporate Center Drive, Thousand Oaks, California 9 1320-1420, Attention: General Counsel.

     12. Governing Law; Interpretation. This Agreement shall be construed in accordance and governed for all purposes by the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     13. Severability; Survival. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

     14. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreement and understandings relating to the subject matter hereof

     15. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

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IN WITNESS WHEREOF, Parent and the Company Shareholders have caused this
Agreement to be executed as of the date first above written.


                                   XIRCOM, INC.


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                                   Signature of Authorized Signatory


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                                   Print Name and Title


                                   COMPANY SHAREHOLDER


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                                   Signature of Authorized Signatory


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                                   Print Name of Shareholder





               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

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                                   EXHIBIT A
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                             COMPANY SHAREHOLDERS
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